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                                                                      EXHIBIT 11

STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS


                                                                   YEAR ENDED NOVEMBER 30,
                                                     -------------------------------------------
                                                       1997              1996              1995
                                                     -------           -------           -------
                                                    (Amounts in thousands, except per share data)

PRIMARY
  Average shares outstanding                          10,941            10,329            10,093
  Net effect of dilutive stock options and
    warrants based on the treasury stock
    method using average market price                    327               403               449
                                                     -------           -------           -------

                                             TOTAL    11,268            10,732            10,542
                                                     =======           =======           =======

Net income                                           $ 4,661           $ 2,994           $ 1,089
                                                     =======           =======           =======

Net income per share                                 $  0.41           $  0.28           $  0.10
                                                     =======           =======           =======



FULLY DILUTED
  Average shares outstanding                          10,941            10,329            10,093
  Net effect of dilutive stock options and
  warrants based on the treasury stock
  method using the year-end market price,
  if higher than average market price                    544               434               479
                                                     -------           -------           -------

                                             TOTAL    11,485            10,763            10,572
                                                     =======           =======           =======


Net income                                           $ 4,661           $ 2,994           $ 1,089
                                                     =======           =======           =======

Net income per share                                 $  0.41           $  0.28           $  0.10
                                                     =======           =======           =======













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